UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

          Date of Report (Date of earliest event reported) January 2004
                                                           ------------




                              APOLLO HOLDINGS, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)




    Delaware                           333-58744             13-4171971
    --------                           ---------             ----------
   (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)          Identification No.)      File Number)



1060 Alberni Street, Suite 1505, Vancouver, B.C., Canada      V6E 4K2
--------------------------------------------------------    ----------
(Address of principal executive offices)                    (Zip code)



(Registrant's Telephone Number, Including the Area Code)    (604) 687-4432
                                                            --------------


____________________________________________________________
(Former name or former address, if changed from last report)



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APOLLO HOLDINGS, INC.
---------------------

Item 1.   Changes in Control of Registrant.

          On January 23, 2004 J2 Capital Partners Limited sold 1,250,000 common shares of Apollo Holdings, Inc. J2 Capital Partners Limited currently holds 0 shares of Apollo Holdings, Inc.

          On January 23, 2004 David E. Jenkins sold 1,500,000 common shares of Apollo Holdings, Inc. David E. Jenkins currently holds 0 shares of
          Apollo  Holdings,  Inc.

          On January 23, 2004 Riparian Investments Incorporated sold 1,250,000 common shares of Apollo Holdings, Inc. Riparian Investments Incorporated currently holds 0 shares of Apollo Holdings, Inc.

Item 2.   Acquisition or Disposition of Assets.

          Not  Applicable

Item 3.   Bankruptcy  or  Receivership.

          Not applicable

Item 4.   Changes  in  Registrant's  Certifying  Accountant.

          Not applicable

Item 5.   Other  Events  and  Regulation  FD  Disclosure.

          Not applicable

Item 6.   Resignations  of  Registrant's  Directors.

          On January 24, 2004 the Company accepted David E. Jenkins resignation as a Director and Officer of the Company.

          At the Board of Directors meeting held on January 23, 2004, Messrs. Kailash Khanna Christopher Berlandier, Ronald A. Lindsay, and Tommaso Zanzotto, were appointed Directors of Apollo Holdings, Inc. Mr. Kailash Khanna was appointed President of the Company and Mr. Tommasso Zanzotto was appointed Secretary of the Company.

Item 7.   Financial  Statements  and  Exhibits.

          Not Applicable

Item 8.   Change  in  Fiscal  Year.

          Not Applicable

Item 9.   Regulation  FD  Disclosure.

          Not Applicable


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Item 10.  Amendments to the Registrant's Code of Ethics, or Waiver of a
          Provision of the Code of Ethics.

          Not Applicable

Item 11.  Temporary suspension of Trading Under Registrant's Employee benefit
          Plans

          Not Applicable

Item 12.  Results of Operations and Financial Condition

          Not Applicable


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              APOLLO HOLDINGS, INC.

Date:  January 24, 2004                       by:  /s/ David E. Jenkins
       ----------------                            --------------------
                                                     David E. Jenkins,
                                                     President and Director




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